Exhibit 3.9

ARTICLES OF ORGANIZATION

OF

DOUBLETREE HOTELS LLC

An Arizona Limited Liability Company

1. Name. The name of the limited liability company shall be Doubletree Hotels LLC (the “Company”).

2. Known Place of Business. The address of the known place of business of the Company is c/o Corporation Service Company, 2338 West Royal Palm Road, Suite J, Phoenix, Arizona 85021.

3. Agent for Service of Process. The name and address of the agent for service of process for the Company are: Corporation Service Company, 2338 West Royal Palm Road, Suite J, Phoenix, Arizona 85021.

4. Management. Management of the Company is reserved to the members.

5. Name and Address of Member. The name and address of the sole member of the Company are Doubletree Corporation, a Delaware corporation, 9336 Civic Center Drive, Beverly Hills, California 90210.

DATED: October 22, 2007.

/s/ K. Allen Anderson
Name: K. Allen Anderson

ARTICLES OF MERGER

OF DOUBLETREE HOTELS CORPORATION,

AN ARIZONA CORPORATION

INTO

DOUBLETREE HOTELS LLC,

AN ARIZONA LIMITED LIABILITY COMPANY

Pursuant to Arizona Revised Statutes § 29-754, Doubletree Hotels LLC, an Arizona limited liability company, hereby files the following Articles of Merger:

1. A Plan of Merger relating to the merger (the “Plan of Merger”) is on file at the following place of business of the surviving business entity, and the surviving business entity will provide a copy of the Plan of Merger on request and without cost to any person who holds an interest in a business entity that is a party to the merger: 9336 Civic Center Drive, Beverly Hills, California 90210.

2. Each business entity that is a party to the merger approved the Plan of Merger in the manner provided by law.

3. There are no amendments to the Articles of Organization of the surviving business entity.

4. The future effective date of the merger is October 24, 2007.

5. The surviving business entity is a business entity organized under the law of the State of Arizona.

In Witness Whereof, K. Allen Anderson, the Vice President of the sole member of Doubletree Hotels LLC has been designated, pursuant to the Plan of Merger, to execute these Articles of Merger on behalf of Doubletree Hotels LLC, and has executed these Articles of Merger this 22 day of October, 2007.

DOUBLETREE HOTELS LLC, an Arizona limited liability company

By:	DOUBLETREE CORPORATION, a Delaware corporation, Its Sole Member

By	/s/ K. Allen Anderson
Name:	K. Allen Anderson
Its:	Vice President and Assistant Secretary

PLAN OF MERGER

Pursuant to Sections 10-1101, et seq. and 29-751, et seq. of the Arizona Revised Statutes (“A.R.S.”). DOUBLETREE HOTELS CORPORATION, an Arizona corporation (sometimes referred to as the “Corporation”), and DOUBLETREE HOTELS LLC, an Arizona limited liability company (sometimes referred to as the “Company”), have adopted and approved this Plan of Merger.

1. The names and jurisdictions of organization of each business entity that plans to merge are as follows:

DOUBLETREE HOTELS CORPORATION, an Arizona corporation, and

DOUBLETREE HOTELS LLC, an Arizona limited liability company.

2. The name of the surviving business entity is as follows:

DOUBLETREE HOTELS LLC, an Arizona limited liability company.

3. The terms and conditions of the proposed merger (the “Merger”) are as follows:

As soon as practicable after the approval and execution of this Plan of Merger. DOUBLETREE HOTELS LLC shall cause (1) articles of merger relating to the Merger (the “Articles of Merger”) to be filed with the Arizona Corporation Commission in accordance with A.R.S. § 29-754. The future effective date of the Merger is October 24, 2007.

4. The manner and basis of converting the obligations, rights or securities of, or interests in DOUBLETREE HOTELS CORPORATION into the obligations, rights or securities of, or interests in DOUBLETREE HOTELS LLC are as follows:

All shares of capital stock of DOUBLETREE HOTELS CORPORATION shall be converted into limited liability company interests in DOUBLETREE HOTELS LLC.

5. K. Allen Anderson, the Vice President of Doubletree Corporation, the sole member of the Company, is hereby designated to execute and file the Articles of Merger with the Arizona Corporation Commission, as required by A.R.S. § 29-754.

6. No amendments shall be made to the Articles of Organization of DOUBLETREE HOTELS LLC.

7. The street address of the chief executive office of the surviving business entity is 9336 Civic Center Drive, Beverly Hills, California 90210.

In Witness Whereof, the parties hereto have executed this Plan of Merger as of the 22 day of October, 2007.

DOUBLETREE HOTELS CORPORATION, an Arizona corporation

By	/s/ K. Allen Anderson
K. Allen Anderson
Its: Vice President and Assistant Secretary

DOUBLETREE HOTELS LLC, an Arizona limited liability company

By:	DOUBLETREE CORPORATION, a Delaware corporation, As Sole Member

	By	/s/ K. Allen Anderson
Name: K. Allen Anderson
Its: Vice President and Assistant Secretary

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

DOUBLETREE HOTELS LLC

1. The name of the limited liability company is DOUBLETREE HOTELS LLC (the “Company”).

2. The initial Articles of Organization of the Company were filed on October 22, 2007, File No. L-1402950-0.

3. The Articles of Organization of the Company are amended by deleting Paragraph 5 and by adding a new Paragraph 5 to read in its entirety as follows:

“5. Name and Address of Member. The name and address of the sole member of the Company are: Doubletree LLC, a Delaware limited liability company, 9336 Civic Center Drive, Beverly Hills, California 90210.

Dated as of October 25, 2007.

SOLE MEMBER:

DOUBLETREE LLC,
a Delaware limited liability company

By	/s/ Andrew Lax
Name: Andrew Lax
	Its:	Vice President